Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses of Neuberger Berman Advisers Management Trust Balanced Portfolio, Neuberger Berman Advisers Management Trust Growth Portfolio, Neuberger Berman Advisers Management Trust Guardian Portfolio, Neuberger Berman Advisers Management Trust International Portfolio, Neuberger Berman Advisers Management Trust Mid-Cap Growth Portfolio, Neuberger Berman Advisers Management Trust Partners Portfolio, Neuberger Berman Advisers Management Trust Regency Portfolio, Neuberger Berman Advisers Management Trust Short Duration Bond Portfolio, Neuberger Berman Advisers Management Trust Small-Cap Growth Portfolio, and Neuberger Berman Advisers Management Trust Socially Responsive Portfolio (ten of the Portfolios of Neuberger Berman Advisers Management Trust) (collectively the “Portfolios”) and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Neuberger Berman Advisers Management Trust Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 62 to the Registration Statement of Neuberger Berman Advisers Management Trust (Form N-1A, No. 2-88566) of our reports dated February 9, 2010, on the financial statements and financial highlights of the Portfolios included in the Portfolios’ Annual Reports to Shareholders of Neuberger Berman Advisers Management Trust dated December 31, 2009.

Ernst & Young LLP

Boston, Massachusetts

April 29, 2010